Exhibit 4

814 Wheeling Ave.

Cambridge, Ohio 43725

Phone: 740-432-5641

Fax:     740-439-7068

March 30, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Camco Financial Corporation – Annual Report on Form 10-K

for the Fiscal Year Ended December 31, 2011

Ladies and Gentlemen:

Today, Camco Financial Corporation, a Delaware corporation (“Camco”), is filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Form 10-K”), with the Securities and Exchange Commission (the “SEC”).

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Camco hereby agrees to furnish the SEC, upon request, copies of instruments and agreements, defining the rights of holders of Camco’s long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. The total amount of securities issued under any instrument of such long-term debt does not exceed 10% of the total assets of Camco and its subsidiaries on a consolidated basis.

Sincerely,

CAMCO FINANCIAL CORPORATION

/s/ James E. Huston
James E. Huston Chief Executive Officer